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                                                                    EXHIBIT 23.2


                    CONSENT OF INDEPENDENT PUBLIC ACCOUNTANTS

     We consent to the reference to our firm under the caption "Experts" and to the use of our report dated December 23, 1999 (except as to Note 11 which is at February 16, 2000) with respect to the financial statements of Shaw FiberLink Ltd. - FiberLink Division included in the Post-Effective Amendment No. 3 to Form F-1 on the Registration Statement (Form F-3) dated April 16, 2001 and related Prospectus of GT Group Telecom Inc. for the registration of the Class B Non-Voting Shares and Warrants to purchase Class B Non-Voting Shares of GT Group Telecom Inc.


                                                           /s/ ERNST & YOUNG LLP
Calgary, Canada
April 16, 2001